EXHIBIT 10.25

                           Executive Change in Control Agreement


                                  dated January 1, 1994,

                       by and between Southern National Corporation


                                   and Morris D. Marley





                               SOUTHERN NATIONAL CORPORATION
                           EXECUTIVE CHANGE IN CONTROL AGREEMENT



                    THIS AGREEMENT made and entered into this    1st   day
               of  January, 199 4 , by and between SOUTHERN NATIONAL

               CORPORATION ("SNC"), together with its affiliates hereinafter referred to as "the Company" and Morris D.

               Marley, hereinafter referred to as "Executive" provides as follows:


                                   W I T N E S S E T H :


                    WHEREAS, SNC's Board of Directors (the "Board")

               believes that, in the event of a threat or occurrence of a bid to acquire or change control on SNC or to effect a business combination, it is in the best interest of SNC and its present and future shareholders that the business of the

               Company be continued with a minimum of disruption, and that such objective will be achieved only if its key management employees are given assurances of employment security so they will not be distracted by personal uncertainties and risks created during any such period; and
                    WHEREAS, SNC believes that the giving of such

               assurances will (a) secure the continued services of its key operational management executives in the performance of both their regular duties and such extra duties as may be required of them during any such period of uncertainty; (b)

               enable it to rely on such executives to manage the affairs of the Company during any such period with less concern for their personal risks; and (c) give it the ability to attract new key executives as needed; and

                    WHEREAS, the Compensation Committee (the "Committee")
               of the Board has recommended, the Board has approved,

               entering into change in control agreements with key management executives of the Company recommended by management and approved by the Committee in order to achieve the foregoing objectives; and




                    WHEREAS, Executive is a key management executive of the
               Company;

                    NOW, THEREFORE, for and in consideration of the mutual
               promises and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive covenant and agree as follows:


                                         ARTICLE I
                                        DEFINITIONS


               1.01.     Agreement means the Southern National Corporation

               Executive Change in Control Agreement.
               1.02.     Board means SNC's Board of Directors.

               1.03. Change in Control means the ownership, holding or power to vote more than twenty-five percent (25%) of SNC's voting stock, the control of the election of a majority of SNC's directors, or the exercise of a controlling influence over the management or policies of SNC by any person or persons acting as a group within the meaning of section

               13(d) of the Securities Exchange Act of 1934. For purposes of this section 1.03, the term "persons" means an individual or a corporation, partnership, trust, association, joint venture, pool syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

               1.04. Change in Control Date means the date on which a Change in Control occurs.

               1.05. Code means the Internal Revenue Code of 1986, as amended.

               1.06. Company means Southern National Corporation and its subsidiaries and affiliates, as applicable, or their successors.
               1.07.     Compensation means the base salary paid or payable

               to Executive during or with respect to the twelve (12) month period preceding the date of Executive's termination of employment. Compensation also shall include the average of any annual incentive bonuses or other incentive amounts paid or payable to Executive during or with respect to the thirty-six (36) month period preceding the date of

               Executive's termination of employment. If Executive has not been employed for twelve (12) or thirty-six (36) months, as applicable, at the time of Executive's termination of employment, Executive's "Compensation" shall be Executive's annualized base salary at the rate then in effect and the average of any annual incentive bonuses or other incentive amounts paid to Executive prior to the date of Executive's termination of employment or payable to Executive with respect to Executive's period of employment.
               1.08.     Employment Period means the period commencing on

               the Change in Control Date or such earlier date as Executive's employment is terminated as a result of or in conjunction with a Board-approved contemplated Change in Control and ending on the earlier to occur of (a) the third anniversary of such date, or (b) the Executive's normal retirement date (or what would have been his normal retirement date), as determined under the Southern National Retirement Plan, as amended from time to time.

               1.09. ERISA means the Employee Retirement Income Security Act of 1974, as amended.

               1.10. Just Cause means termination of employment for personal dishonesty, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than a law, rule or regulation relating to a traffic violation or similar offence, the violation of which does not involve moral turpitude and the commission of which is not a felony), or final cease-and-

               desist order.





                                        ARTICLE II

                                APPLICABILITY OF AGREEMENT


               2.01.     Termination.
                    This Agreement is not an employment contract; SNC may

               terminate Executive's employment with the Company at any time for any reason pursuant to the Company's normal employment policies and practices. However, if such termination occurs for any reason after a Change in Control of SNC or as a result of or in conjunction with a Board-approved contemplated Change in Control of SNC and before the end of the Employment Period, Executive will be entitled to receive severance benefits in accordance with this

               Agreement.
               2.02.     Effect of Change in Control.

                    Upon a Change in Control of SNC while Executive is in
               the employ of the Company or upon a termination resulting

               from or in conjunction with a Board-approved contemplated Change in Control of SNC, this Agreement and all of its provisions shall become operative immediately and shall not thereafter be amended or rescinded. Until such time, no benefits shall be payable hereunder.


                                        ARTICLE III
                                         BENEFITS


               3.01.     Employment.

                    If Executive is in the employ of the Company on a
               Change in Control Date, the Company will continue to employ

               Executive and Executive will remain in the employ of the Company for Employment Period. After a Change in Control

               Date, Executive shall exercise such authority and perform such executive duties as are commensurate with the authority being exercised and duties performed by Executive immediately prior to the Change in Control Date, which services shall be performed at the location where the




               Executive was employed immediately prior to the Change in Control Date.

               3.02.     Compensation.
                    During the Employment Period, the Company will (a)

               continue to pay Executive a base salary in an amount not less than the amount Executive was receiving immediately prior to Change in Control Date, including pay increases which shall be, at a minimum, the average percentage increase granted to other senior management of the Company with essentially similar positions or responsibilities and

               (b) pay Executive annual bonuses which shall be the greater of: (i) a bonus equal to the average of any annual incentive bonuses or other incentive amounts paid or payable to Executive during or with respect to the thirty-six (36)

               month period preceding the Change in Control date; (ii) an average of the bonus amounts or percentage awards paid other senior management employees with essentially similar positions or responsibilities for such period; or (iii) an amount equal to twenty-five percent (25%) of Executive's annual base salary.

               3.03.     Termination of Employment.
                    (a)  If Executive's employment is terminated prior to

               but as a result of or in conjunction with a Board-approved contemplated Change in Control or if during the Employment

               Period (i) Executive's employment is terminated by the Company without Just Cause or (ii) there is a material reduction in Executive's Compensation or employment related benefits, or a material change in Executive's status,

               title(s), offices, place of employment, working conditions or management responsibilities (other than changes in reporting or management responsibilities to reflect sound business practices commonly followed by other comparable institutions or required by applicable federal or state
               law), and Executive voluntarily terminates employment within ninety (90) days of such event, or the last in a series of events, then Executive shall be entitled to receive a lump sum payment in an amount equal to three (3) times
               Executive's Compensation.  In the event a payment is




               triggered under this paragraph 3(a) within three (3) years of what would have been Executive's normal retirement date,

               as determined under the Southern National Retirement Plan, such payment shall be limited to an amount equal to the product of three (3) times the Executive's Compensation multiplied by a fraction, the numerator of which equals the number of full or partial months between the date or event triggering the payment and Executive's normal retirement date, as determined under the Southern National Retirement Plan, and the denominator of which equals thirty-six (36).

               Further, to the extent any payment under this agreement 3(a) (and any other payments required to be taken into account)

               cause a "parachute payment", as defined in Code section 280G(b)(2), such aggregate amounts shall be reduced by one dollar ($1.00) at a time until the aggregate of all such payments do not constitute a parachute payment. Such amount shall be paid to Executive within fifteen (15) business days after Executive's termination of employment is terminated prior to a Change in Control Date or during the Employment Period, and the events described in (i) or (ii) do not occur and such termination is not a result of or in conjunction with a Board-approved contemplated Change in Control,

               Executive's rights under this Agreement shall terminate.
                    (b)  In addition to the payment provided for in section

               3.03(a), or any other arrangement between the Company and Executive, and subject to the adjustment provided in section

               3.03(a), Executive is entitled to (i) any benefits that become vested under any accelerated vesting provisions of any Company-sponsored non-qualified deferred compensation plan and any benefits due Executive as a result of the exercise of a stock option, restricted stock or other award to which Executive is entitled under any stock option or stock-based compensation plan, and (ii) any other payments or benefits due him that do not constitute "parachute payments" (as defined in Code section 280G), including amounts that Executive is entitled to receive under SNC's qualified employee pension benefit plans and employee welfare benefit plans.




               3.04.     Mitigation.
                    Executive shall not be required to mitigate the amounts

               of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any such payment be reduced by any compensation earned by Executive as the result of employment by another employer after Executive's termination by the Company.
               3.05.     Death Benefits.

                    (a) If Executive dies before receiving the amounts described in the preceding sections of this Article III, the balance remaining to be paid shall be paid to Executive's Beneficiary at the times and in the manner provided in those sections.


                                        ARTICLE IV
                                 AMENDMENT OR TERMINATION


               4.01 Amendment and Termination.

                    SNC may, with the consent of Executive, modify, alter,
               amend or terminate this Agreement, in whole or in part at

               any time. An amendment may be made retroactively if it is necessary to make this Agreement conform to applicable law or agreeable to the parties. No amendment or modification of this Agreement or any covenant, condition or limitation shall be valid unless in writing and duly executed by the parties to this Agreement.


                                         ARTICLE V

                                MERGERS AND CONSOLIDATIONS


               5.01 Continuance of Agreement.
                    SNC will require any successor (whether direct or

               indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business to expressly assume and perform all of the obligations of this Agreement, in a written agreement form satisfactory to the Executive.

               5.02.     Assumption of Agreement.




                    Unless the parties to this Agreement otherwise mutually
               agree in writing, SNC shall not merge or consolidate with

               any other corporation, bank or association until such successor entity expressly agrees to and assumes the obligation of the Company set forth in this Agreement.
               5.03.     Payment.

                    Should a potential successor not agree to assume the
               obligations of the Company under this Agreement during a

               merger or consolidation, Executive shall be entitled to compensation from Company under the terms of section 3.03.


                                        ARTICLE VI

                                    GENERAL PROVISIONS


               6.01.     Construction.
                    Headings and subheadings used in this Agreement have

               been inserted for convenience of reference only and must be ignored in any construction of the provisions. If a provision of this Agreement is illegal or invalid, that illegality or invalidity does not affect other provisions in this Agreement. Any term with an initial capital not expected by capitalization rules is a defined term according to Article I of this Agreement. This Agreement must be construed according to the applicable provisions of the Code in a manner that assures that the Agreement provides the benefits and tax consequences intended for Executives.

               6.02.     Governing Law.
                    This Agreement shall be construed, enforced and

               administered in accordance with the Laws of the State of North Carolina (other than its choice of law rules), except to the extent that those laws are superseded by the laws of the United States of America.

               6.03.     Indemnification.
                    The Company must pay any reasonable legal fees and

               expenses incurred by Executive in seeking to obtain or enforce any right or benefit provided under this Agreement,

               whether Executive is successful or not.  Payments made under this section 6.03 shall be paid by Company to Executive at the time Executive incurs such legal fees or expenses.

               6.04.     Agreement Creates No Separate Rights.
                    The creation, continuance, or change in this Agreement

               or any payment made pursuant to this Agreement, does not give any person a non-statutory legal or equitable right against the Company or any of the Company's officers, agents, or other persons employed by the Company. This

               Agreement does not modify the terms of Executive's employment.

               6.05.     Notice.
                    For purposes of this Agreement, notices and all other

               communications relevant to this Agreement shall be in writing and deemed to have been duly given when personally delivered or mailed by United States Certified or Registered Mail, return receipt requested, postage prepaid, addressed as follows:

          Executive      or to             Company

          Mr. Morris D. Marley             Southern National Corporation
          642 Carolina Circle              Attn: Corporate Secretary
          Winston-Salem, NC 27104          Southern National Financial Center
                                           P.O. Box 1290
                                           Winston-Salem, NC 27102-1290
               or to such other address as any party to this Agreement may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
               6.06.     Entire Agreement.

                    This Agreement sets forth all the promises, covenants,
               agreements, conditions and understandings between the

               parties to this Agreement with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducement or conditions, express or implied, oral or written, with respect thereto,

               except as contained herein.
               6.07.     Effective Date and Automatic Termination.




                    This Agreement is effective January 1, 1994.  It
               automatically terminates on Executive's normal retirement

               date, as defined under the Southern National Retirement Plan, unless a Change of Control has occurred or Executive is terminated before such date as a result of or in conjunction with a Board-approved contemplated Change in

               Control of SNC.
                    IN WITNESS WHEREOF, SNC, by their duly authorized

               officers (for itself and the Company), and Executive have hereunto set their hands as of the day and year first written above.


                                        SOUTHERN NATIONAL CORPORATION

                                        By:
                                        Its:




                                        Executive